NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES ANNOUNCES
AMENDMENT AND EXTENSION OF CREDIT FACILITY
THE WOODLANDS, TX - MARCH 21, 2019 - Newpark Resources, Inc. (NYSE: NR) today announced that it has entered into a first amendment to its existing credit agreement (“Amendment”), which amends and extends its outstanding credit agreement, increases its asset-based revolving loan (“ABL Facility”) from $150 million to $200 million, and reduces applicable borrowing rates.
Under the terms of the Amendment, the ABL Facility is extended through March 2024, conditioned upon the satisfactory settlement of the Company’s outstanding $100 million of 4.0% Convertible Senior Notes that mature in December 2021. The Amendment also includes an accordion feature, which if certain conditions are met, allows for the potential expansion of the ABL Facility up to a maximum of $275 million.
The bank group participating in the facility includes Bank of America, JPMorgan Chase Bank, First Tennessee Bank, Credit Suisse, and Texas Capital Bank.
Gregg Piontek, Newpark’s Senior Vice President and Chief Financial Officer, stated, “We are very pleased to have the support of our bank group with this credit facility amendment. By expanding the size of the ABL Facility and extending the term to 2024, while also improving the pricing and relaxing certain covenants, the Amendment provides us with greater flexibility to execute on our growth strategy and maximize long-term value for our stockholders.”
For further information regarding the Amendment, please refer to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 21, 2019.
Newpark Resources, Inc. is a worldwide provider of value-added fluids and chemistry solutions in the oilfield, and engineered worksite and access solutions used in various commercial markets. For more information, visit our website at www.newpark.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts, including statements regarding conditions to the extension and potential expansion of the ABL Facility, are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2018, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the availability of raw materials; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our ability to execute our business strategy and make successful business acquisitions and capital investments; our market competition; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our compliance with legal and regulatory matters, including environmental regulations; our legal compliance; material weaknesses in our internal control over financial reporting; the inherent limitations of insurance coverage; income taxes; the potential impairments of goodwill and long-lived intangible assets; technological developments in our industry; severe weather and seasonality; cybersecurity breaches or business system disruptions; and fluctuations in the market value of our publicly traded securities. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.